UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): June 30, 2006
SUN NEW MEDIA INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-26347	410985135
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
Fourth Floor
1120 Avenue of the Americas
New York NY 10036
(Address of principal executive offices)
Registrant’s telephone number, including area code:
1-888-865-0901 ext. 322
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 10.1
EXHIBITS 99.1

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On June 30, 2006, Sun New Media Inc. (the “Registrant”) entered into a Sale and Purchase Agreement (the “Agreement”) with Sun TV Shop, Plc. (“STVS”) to sell certain of the Registrant’s assets in exchange for 32.6 million shares in STVS. These shares account for approximately 9% of STVS’ shares outstanding. and are presently valued at approximately US $11.9 million.
The assets being sold by the Registrant include:
1.	An exclusive license to Wine & Dine digital publishing rights.

2.	An exclusive license to the digital publishing rights to an on-line publication/e-magazine called Lifestyle Magazine, which combines the contents of six print magazines into a digital product.

3.	A non-exclusive, ten-year license to edit, adapt and distribute the contents of the two e-magazines Lan and Starmook.

4.	The assignment to STVS of the exclusive distribution contract arranged in part by the registrant with I-Gem International, a Singapore-based jewelry e-commerce digital catalog company.
According to the Agreement, fifty percent of the STVS stock paid to the Registrant will be restricted from trading for one year, and the remainder will remain restricted until the second anniversary of the date of the Agreement.
A summary of the Sale and Purchase Agreement dated June 30, 2006 is filed herewith as Exhibit 10.1 and incorporated by reference herein. The press release issued by the Registrant announcing the sale is furnished as Exhibit 99.1
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits

Exhibit No.	Description

10.1	A Summary of the Sale and Purchase Agreement dated June 30, 2006

99.1	Press Release dated July 6, 2006 announcing the Sale of B2C Assets

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 7, 2006

SUN NEW MEDIA INC.
By:	/s/ Frank Zhao
Frank Zhao
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	A Summary of the Sale and Purchase Agreement dated June 30, 2006

99.1	Press Release dated July 6, 2006 announcing the Sale of B2C Assets